Exhibit 99.1

Description of the Susser Holdings Corporation 2013 Equity Incentive Plan
Reservation of Shares
Subject to adjustments as described below, the maximum aggregate number of shares of Common Stock (“Common Stock”) of Susser Holdings Corporation (the “Company”) that may be issued pursuant to awards granted under the Susser Holdings Corporation 2013 Equity Incentive Plan (the “2013 Plan”) will be 1,750,000. Any shares of Common Stock delivered under the 2013 Plan will consist of authorized and unissued shares, or treasury shares. No new awards will be granted under the 2006 Plan.
In the event of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to common stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting common stock, appropriate and equitable adjustments will be made to the number and kind of shares of common stock available for grant, as well as to other maximum limitations under the 2013 Plan, and the number and kind of shares of common stock or other terms of the awards that are affected by the event.
Share Counting
Awards that are required to be paid in cash pursuant to their terms will not reduce the share reserve. To the extent that an award granted under the 2006 Equity Incentive Plan (the “2006 Plan”) or the 2013 Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the award or otherwise terminated without delivery of the shares to the participant, the shares of common stock retained by or returned to the Company will not be deemed to have been delivered under the 2013 Plan, and will be available for future awards under the 2013 Plan. For the avoidance of doubt, shares that are (i) withheld from an award or separately surrendered by the participant in payment of the exercise or purchase price or taxes relating to such an award or (ii) not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right will not be deemed to constitute delivered shares and will be available for future awards under the 2013 Plan.
Administration
The 2013 Plan is administered by the Compensation Committee (the “Committee”). The Committee will, to the extent deemed necessary by the Board of Directors (the “Board”), be constituted so each committee member will satisfy the requirements for (i) an “independent director” as defined by the New York Stock Exchange, (ii) a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code (the “Code”). Subject to the limitations set forth in the 2013 Plan, the Committee has the authority to determine the persons to whom awards are to be granted, prescribe the restrictions, terms and conditions of all awards, interpret the 2013 Plan, adopt rules for the administration, interpretation and application of the 2013 Plan.
Eligibility
Awards under the 2013 Plan may be granted to any employees, directors, consultants or other personal service providers of Company.
Stock Options
Stock options granted under the 2013 Plan may be issued as either incentive stock options, within the meaning of Section 422 of the Code, or as nonqualified stock options. The exercise price of an option will be not less than 100% of the fair market value of a share of Common Stock on the date of the grant of the option, or such higher amount as determined by the Committee. The Committee will determine the vesting and/or exercisability requirements and the term of exercise of each option, including the effect of termination of service of a participant or a change in control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee. The maximum term of an option will be ten years from the date of grant.
To exercise an option, the participant must pay the exercise price, subject to specified conditions, (i) in cash, (ii) in shares of common stock, (iii) through an open-market broker-assisted transaction, (iv) by reducing the number of shares of common stock otherwise deliverable upon the exercise of the stock option, (v) by combination of any of the above methods, or (vi) by such other method approved by the Committee, and must pay any required tax withholding amounts. All options are nontransferable except upon death by the participant's will or the laws of descent and distribution or, in the case of nonqualified options, to a participant's “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), or as otherwise permitted by the Committee, in each case as may be approved by the Committee in its discretion at the time of the proposed transfer. Without the prior approval of the Company's shareholders, the 2013 Plan prohibits the cancellation of underwater Stock Options in exchange for cash or another award (other than in connection with a change in control of the Company) or the “repricing” of stock options. Dividends may not be paid and dividend equivalent rights may not be granted with respect to the shares of stock subject to Stock Options.
Stock Appreciation Rights
A stock appreciation right may be granted either in tandem with an option or without a related option. A stock appreciation right entitles the participant, upon settlement or exercise, to receive a payment based on the excess of the fair market value of a share of common stock on the date of settlement or exercise over the base price of the right, multiplied by the number of shares of common stock as to which the right is being settled or exercised. Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the participant or that provides for the automatic payment of the right upon a specified date or event. The base price of a stock appreciation right may not be less than the fair market value of a share of common stock on the date of grant. The Committee will determine the vesting requirements and the term of exercise of each stock appreciation right, including the effect of termination of service of a participant or a change in control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee. The maximum term of a stock appreciation right will be ten years from the date of grant. Stock appreciation rights may be payable in cash or in shares of common stock or in a combination of both. Without the prior approval of the Company's shareholders, the 2013 Plan prohibits the cancellation of underwater Stock Appreciation Rights in exchange for cash or another award (other than in connection with a change in control of the Company) or the “repricing” of stock appreciation rights. Dividends may not be paid and dividend equivalent rights may not be granted with respect to the shares of stock subject to Stock Appreciation Rights.
Restricted Stock Awards
A restricted stock award represents shares of common stock that are issued subject to restrictions on transfer and vesting requirements. The vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified performance goals established by the Committee, and vesting may be accelerated in certain circumstances, as determined by the Committee. Unless otherwise set forth in an award agreement, restricted stock award holders will have all of the rights of a stockholder of the Company, other than the right to receive dividends, during the restricted period. Any dividends with respect to a restricted stock award that is subject to performance-based vesting will be subject to the same restrictions on transfer and vesting requirements as the underlying restricted stock award.
Restricted Stock Units
An award of restricted stock units or “RSUs” provides the participant the right to receive a payment based on the value of a share of common stock. Restricted stock units may be subject to vesting requirements, restrictions and conditions to payment. Such requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified performance goals established by the Committee, and may be accelerated in certain circumstances, as determined by the Committee. An RSU award will become payable to a participant at the time or times determined by the Committee and set forth in the award agreement, which may be upon or following the vesting of the award. Restricted stock unit awards are payable in cash or in shares of Common Stock or in a combination of both. Restricted stock units may be granted together with a dividend equivalent right with respect to the shares of common stock subject to the award. Dividend equivalent rights will be subject to vesting conditions that apply to the underlying RSUs.
Stock Awards
A stock award represents shares of common stock that are issued free of restrictions on transfer and free of forfeiture conditions and to which the participant is entitled all incidents of ownership. A stock award may be granted for past services, in lieu of bonus or other cash compensation, directors' fees or for any other valid purpose as determined by the Committee. The Committee will determine the terms and conditions of stock awards, and such stock awards may be made without vesting requirements. Upon the issuance of shares of common stock under a stock award, the participant will have all rights of a shareholder with respect to such shares of common stock, including the right to vote the shares and receive all dividends and other distributions on the shares.
Cash Performance Awards
A performance award is denominated in a cash amount (rather than in shares) and is payable based on the attainment of pre-established business and/or individual performance goals. The requirements for vesting may be also based upon the continued service of the participant during the performance period, and vesting may be accelerated in certain circumstances, as determined by the Committee. The maximum amount of cash compensation that may be paid to a participant during any one calendar year under all cash performance awards is $2 million.
Performance Criteria
For purposes of cash performance awards, as well as for any other awards under the 2013 Plan intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the performance criteria will be one or any combination of the following, for the Company or any identified Subsidiary or business unit, as determined by the Committee at the time of the award: (i) net earnings; (ii) earnings per share; (iii) net debt; (iv) revenue or sales growth; (v) net or operating income; (vi) net operating profit; (vii) return measures (including, but not limited to, return on assets, capital, equity or sales); (viii) cash flow (including, but not limited to, operating cash flow, distributable cash flow and free cash flow); (ix) earnings before or after taxes, interest, depreciation, amortization and/or rent (including on a fuel-margin-neutral or other objective basis); (x) share price (including, but not limited to growth measures and total shareholder return); (xi) expense control or loss management; (xii) customer satisfaction; (xiii) market share; (xiv) economic value added; (xv) working capital; (xvi) the formation of joint ventures or the completion of other corporate transactions; (xvii) gross or net profit margins; (xviii) store openings or store count; (xix) store sales (including on a same store basis) or sales per square foot, (xx) revenue mix; (xxi) fuel volumes; (xxii) fuel margins; (xxiii) operating efficiency; (xxiv) product diversification; (xxv) market penetration; (xxvi) measurable achievement in quality, operation or compliance initiatives; (xxvii) quarterly dividends or distributions; (xxviii) employee retention or turnover; or (xxix) any combination of or a specified increase in any of the foregoing. Each of the performance criteria will be applied and interpreted in accordance with an objective formula or standard established by the Committee at the time of grant of the award including, without limitation, GAAP. The performance criteria may be applied on an absolute basis or relative to an identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions of such companies), as specified by the Committee.
At the time that an award is granted, the Committee may provide that performance will be measured in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, extraordinary and other unusual or non-recurring items, and the cumulative effects of accounting or tax law changes.
Further, the Committee shall, to the extent provided in an award agreement, have the right, in its discretion, to reduce or eliminate the amount otherwise payable to any participant under an award and to establish rules or procedures that have the effect of limiting the amount payable to any participant to an amount that is less than the amount that is otherwise payable under an award.
Following the conclusion of the performance period, the Committee shall certify in writing whether the applicable performance goals have been achieved.
Award Limitations
For purposes of complying with the requirements of Section 162(m) of the Code, the maximum number of shares of common stock that may be subject to stock options, stock appreciation rights, performance-based restricted stock awards, performance-based RSUs and performance-based stock awards granted to any participant other than a non-employee director during any calendar year will be limited to 200,000 shares of common stock for each such award type individually.

Further, the maximum number of shares of common stock that may be subject to stock options, stock appreciation rights, restricted stock awards, RSUs and stock awards granted to any non-employee director during any calendar year will be limited to 100,000 shares of common stock for all such award types in the aggregate.
Effect of Change in Control
Upon the occurrence of a change in control, unless otherwise specifically prohibited under applicable law, or unless otherwise provided in the applicable award agreement, the Committee is authorized to make adjustments in the terms and conditions of outstanding awards, including without limitation the following (or any combination thereof): (i) continuation or assumption of such outstanding awards by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same terms as such outstanding awards (excluding the consideration payable upon settlement of the awards); (iii) accelerated exercisability, vesting and/or payment; and (iv) if all or substantially all of the Company's outstanding shares of common stock transferred in exchange for cash consideration in connection with such change in control: (A) upon written notice, provide that any outstanding stock options and stock appreciation rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such stock options and stock appreciation rights will terminate to the extent not so exercised within the relevant period; and (B) cancellation of all or any portion of outstanding awards for fair value, as determined in the sole discretion of the Committee.
Substitute Awards in Corporate Transactions
The Committee may grant awards under the 2013 Plan to employees or directors of corporations that are acquired by the Company in substitution of awards previously granted to by such corporations to such persons. Any such substitute awards will not reduce the number of shares of common stock available for issuance under the 2013 Plan.
Forfeiture
The Committee may specify in an award agreement that an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, including termination of service for “cause” (as defined in the 2013 Plan), violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company. Unless otherwise provided by the Committee and set forth in an award agreement, if (i) a participant's service is terminated for “cause” or (ii) after termination of service for any other reason, the Committee determines in its discretion either that, (A) during the participant's period of service, the participant engaged in an act which would have warranted termination from service for “cause” or (B) after termination, the participant engaged in conduct that violates any continuing obligation or duty of the participant in respect of the Company or any of its subsidiaries, such participant's rights, payments and benefits with respect to such award may be subject to cancellation, forfeiture and/or recoupment.
Right of Recapture
If within one year after gain is realized by a participant in connection with an award (e.g. exercise of a stock option), either (i) the participant is terminated for “cause,” or (ii) after termination of service for any other reason, the Committee determines in its discretion either that, (A) during the participant's period of Service, the Participant engaged in an act which would have warranted termination from service for “cause” or (B) after termination, the participant has engaged in conduct that violates any continuing obligation or duty of the participant in respect of the Company or any of its subsidiaries, then any gain realized by the participant from the exercise, vesting, payment or other realization of income by the Participant in connection with an award, will be paid by the participant to the Company upon notice from the Company, subject to applicable state law.
Further, if a participant receives compensation pursuant to an award based on financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the participant will, upon the written request of the Company, forfeit and repay to the Company the difference between what the participant received and what the participant should have received based on the accounting restatement, in accordance with (i) the Company's compensation recovery, “clawback” or similar policy, as may be in effect from time to time and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Tax Withholding
Participants in the 2013 Plan are responsible for the payment of any taxes or similar charges required by law to be paid or withheld from an award or an amount paid in satisfaction of an award.
Deferrals of Payment
The Committee may in its discretion permit participants in the 2013 Plan to defer the receipt of payment of cash or delivery of shares of common stock that would otherwise be due by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an award; provided, however, that such discretion shall not apply in the case of a stock option or stock appreciation right.
Term, Amendment and Termination
The term of the 2013 Plan is April 3, 2023, which is ten years from the date it was approved by the Board. The Board may amend, modify, suspend or terminate the 2013 Plan at any time. However, no termination or amendment of the 2013 Plan will adversely affect any award theretofore granted without the consent of the participant or the permitted transferee of the award. The Board may seek the approval of any amendment by the Company's shareholders to the extent it deems necessary or advisable for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the New York Stock Exchange, or for any other purpose.